Kenne Ruan, CPA, P.C. Phone: (203) 824-0441 Fax: (203) 413-6486

40 Hemlock Hollow Road, Woodbridge, CT 06525 kruancpa@yahoo.com

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the incorporation by reference in the filing documentation on Form S-1 of Scription Work Inc of our report dated August 28, 2013, relating to the financial statements of the six months ended June 30, 2013.

/s/ Kenne Ruan, CPA, P.C.

Woodbridge, Connecticut

October 2, 2013